UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 30, 2001


                              ALLTRISTA CORPORATION
                              ---------------------
             (Exact name of registrant as specified in its charter)


            INDIANA                       0-21052                35-1828377
            -------                       -------                ----------
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                              Identification No.)



   555 Theodore Fremd Avenue, Suite B302
   Rye, New York                                            10580
   ----------------------------------------               ----------
   (Address of principal executive offices)               (Zip Code)


       Registrant's telephone number, including area code: (914) 967-9426

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On December 3, 2001, the Company issued a press release, a copy of which is attached hereto as Exhibit 99-1, announcing that it had completed the sale of substantially all of the assets of its Triangle, TriEnda and Synergy World plastic thermoforming operations to Wilbert, Inc. under the terms of an Asset Purchase Agreement dated October 15, 2001 with Wilbert, Inc. as amended by the Amendment to Asset Purchase Agreement dated November 28, 2001, a copy of which is attached hereto as Exhibit 10-2. In addition, the Company disposed of its majority interest in Microlin, LLC as of November 1, 2001. These dispositions are reflected in the Company's unaudited pro forma financial information filed as a part of this report.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     The following exhibits are filed as a part of this report:

     (a) Not Applicable

     (b) Pro Forma Financial Information

         Please see SCHEDULE A attached hereto

     (c) Exhibits

          10-1 Asset  Purchase  Agreement  by  and  between  Alltrista  Plastics
               Corporation,  TriEnda Corporation,  Quoin Corporation,  Alltrista
               Corporation and Wilbert, Inc., dated October 15, 2001 (Incorporated by reference to the Company's Quarterly Report on Form 10-Q filed November 14, 2001)

          10-2 Amendment to Asset  Purchase  Agreement by and between  Alltrista
               Plastics Corporation, TriEnda Corporation, Quoin Corporation, Alltrista Corporation and Wilbert, Inc., dated November 28, 2001.

          99-1 Press Release dated December 3, 2001

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ALLTRISTA CORPORATION
                                       (Registrant)


     Date: December 14, 2001           By:  /s/ Ian G.H. Ashken
                                            ------------------------------------
                                            Ian G.H. Ashken
                                            Vice Chairman, Chief Financial
                                            Officer and Secretary

                                   SCHEDULE A

The following unaudited pro forma financial information for the Company has been prepared to reflect the adjustments to the historical results of operations and financial position and to give effect to the sale of the assets of its Triangle, TriEnda and Synergy World thermoforming operations.

Effective November 26, 2001, the Company sold the assets of its Triangle, TriEnda and Synergy World thermoforming operations (the "Thermoformed Assets") to Wilbert, Inc. ("Wilbert") for $21 million in cash, a $1.85 million noninterest-bearing one-year note as well as the assumption of certain identified liabilities. The proceeds from the sale were used to pay down the Company's term debt. As a result of the sale, the Company expects to recover approximately $15 million of federal income taxes paid in 1999 and 2000 by utilizing the carryback of a tax net operating loss generated in 2001. The proceeds related to this recovery of income taxes will also be used to pay down the Company's term debt.

The unaudited pro forma statements of income for the nine months ended September 30, 2001 and for the twelve months ended December 31, 2000 are based on the historical results of operations adjusted to give effect to the sale of thermoformed assets noted above as if the sale had occurred at the beginning of each period presented. The unaudited pro forma balance sheet gives effect to the sale as if it had occurred on September 30, 2001. The pro forma financial information also reflects the sale of the Company's interest in Microlin, LLC that became effective November 1, 2001. The pro forma information assumes the proceeds from the sale of thermoformed assets and recovery of income taxes were received at the beginning of each period, and assumes a 35.0% effective income tax rate for all periods.

As a supplement to the unaudited pro forma financial information presented below, the Company's pro forma net income adjusted to reflect the elimination of special charges and reorganization expenses would have been $13.1 million and $11.4 million for the nine months ended September 30, 2001 and the year ended December 31, 2000, respectively.

The unaudited pro forma financial information is not necessarily indicative of the Company's results of operations or financial position had the sale of thermoformed assets reflected therein actually been consummated at the assumed dates, nor is it necessarily indicative of the Company's results of operations or financial position for any future period. The unaudited pro forma financial information should be read in conjunction with the Company's Consolidated Financial Statements and Notes included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

Alltrista Corporation
Unaudited Pro Forma Statement of Income
Nine Months Ended September 30, 2001
(In thousands except per share amounts)


                                                                                        Pro Forma
                                                                     As Reported       Adjustments          Pro Forma
                                                                    ------------       -----------          ---------

Net Sales                                                           $    250,102       $ (52,370)(1)       $    197,075
                                                                                            (657)(2)
Costs and expenses
    Cost of sales                                                        188,312         (50,549)(1)            137,763
    Selling, general and administrative expenses                          40,626          (7,233)(1)             31,943
                                                                                          (1,450)(2)
    Goodwill amortization                                                  4,876          (4,042)(1)                834
    Special charges (credits) and reorganization expenses                    233             345 (1)                578
    Loss on thermoforming net assets held for sale                       119,725        (119,725)(3)                ---
                                                                    ------------       ---------           ------------
Operating earnings (loss)                                               (103,670)        129,627                 25,957
Interest expense, net                                                     (8,351)          1,912 (6)             (6,439)
                                                                    ------------       ---------           ------------
Income (loss) before taxes and minority interest                        (112,021)        131,539                 19,518
Income tax (provision) benefit                                            33,606         (40,438)(4)             (6,832)
Minority interest in loss of consolidated subsidiary                         256            (256)(5)                ---
                                                                    ------------       ---------           ------------
Net income (loss)                                                   $    (78,159)      $  90,845           $     12,686
                                                                    ============       =========           ============

Basic earnings (loss) per share                                     $     (12.30)                          $       2.00
Diluted earnings (loss) per share                                   $     (12.30)                          $       1.99
Weighted average shares outstanding:
    Basic                                                                  6,354                                  6,354
    Diluted                                                                6,354                                  6,362


See accompanying Notes to Unaudited Pro Forma Financial Information.

Alltrista Corporation
Unaudited Pro Forma Statement of Income
Twelve Months Ended December 31, 2000
(In thousands except per share amounts)


                                                                                        Pro Forma
                                                                    As Reported        Adjustments          Pro Forma
                                                                    ------------       -----------          ---------

Net Sales                                                           $    357,356       $(100,349)(1)       $    256,227
                                                                                            (780)(2)
Costs and expenses
    Cost of sales                                                        275,571         (90,132)(1)            185,439
    Selling, general and administrative expenses                          56,019         (11,582)(1)             42,823
                                                                                          (1,614)(2)
    Goodwill amortization                                                  6,404          (5,295)(1)              1,109
    Special charges (credits) and reorganization expenses                    380            (191)(1)                189
                                                                    ------------       ---------           ------------
Operating earnings                                                        18,982           7,685                 26,667
Interest expense, net                                                    (11,917)          2,550 (6)             (9,367)
                                                                    ------------       ---------           ------------
Income before taxes and minority interest                                  7,065          10,235                 17,300
Income tax provision                                                      (2,402)         (3,653)(4)             (6,055)
Minority interest in loss of consolidated subsidiary                         259            (259)(5)                ---
                                                                    ------------       ---------           ------------
Net income                                                          $      4,922       $   6,323           $     11,245
                                                                    ============       =========           ============

Basic earnings per share                                            $       0.78                           $       1.77
Diluted earnings per share                                          $       0.77                           $       1.76
Weighted average shares outstanding:
    Basic                                                                  6,338                                  6,338
    Diluted                                                                6,383                                  6,383

See accompanying Notes to Unaudited Pro Forma Financial Information.

Alltrista Corporation
Unaudited Pro Forma Balance Sheet
September 30, 2001
(In thousands)

                                                                                        Pro Forma
                                                                     As Reported       Adjustments          Pro Forma
                                                                    ------------       -----------          ---------

ASSETS
Current assets
    Cash and cash equivalents                                       $      6,828       $     (52) (7)      $      6,776
    Accounts receivable, net                                              23,264            (264) (7)            23,000
    Notes receivable                                                         ---           1,682  (9)             1,682
    Inventories, net                                                      22,877                                 22,877
    Deferred taxes on income                                               5,140                                  5,140
    Prepaid expenses                                                         630                                    630
    Net assets held for sale                                              21,716         (21,716) (8)               ---
                                                                    ------------       ---------           ------------
        Total current assets                                              80,455         (20,350)                60,105
                                                                    ------------       ---------           ------------

Property, plant and equipment, at cost                                   132,573            (314) (7)           132,259
Accumulated depreciation                                                 (87,758)             80  (7)           (87,678)
                                                                    ------------       ---------           ------------
                                                                          44,815            (234)                44,581
Goodwill, net                                                             15,764                                 15,764
Deferred taxes on income                                                  32,029         (15,000) (9)            17,029
Other assets                                                               8,114          (2,355) (7)             5,759
                                                                    ------------       ---------           ------------

Total assets                                                        $    181,177       $ (37,939)          $    143,238
                                                                    ============       =========           ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
    Current portion of long-term debt                               $     27,500         (13,400) (9)      $     14,100
    Accounts payable                                                      18,361            (147) (7)            18,214
    Accrued salaries, wages and employee benefits                          9,081                                  9,081
    Other current liabilities                                              7,114            (931)(10)             5,661
                                                                                            (522) (9)
                                                                    ------------       ---------           ------------
        Total current liabilities                                         62,056         (15,000)                47,056
                                                                    ------------       ---------           ------------

Noncurrent liabilities
    Long-term debt                                                        73,750         (20,600) (9)            53,150
    Deferred taxes on income                                                 ---                                    ---
    Other noncurrent liabilities                                           5,430                                  5,430
                                                                    ------------       ---------           ------------
        Total noncurrent liabilities                                      79,180         (20,600)                58,580

Minority interest in subsidiary                                              611            (611) (7)               ---

Contingencies                                                                ---                                    ---

Shareholders' equity:
    Common stock                                                          39,677                                 39,677
    Retained earnings                                                     39,994          (1,728)(10)            38,266
    Accumulated other comprehensive loss:
        Cumulative translation adjustment                                 (1,347)                                (1,347)
        Interest rate swap                                                  (936)                                  (936)
                                                                    ------------       ---------           ------------
                                                                          77,388          (1,728)                75,660
    Less treasury stock                                                  (38,058)                               (38,058)
                                                                    ------------       ---------           ------------
        Total shareholders' equity                                        39,330          (1,728)                37,602
                                                                    ------------       ---------           ------------

Total liabilities and shareholders' equity                          $    181,177       $ (37,939)          $    143,238
                                                                    ============       =========           ============

See accompanying Notes to Unaudited Pro Forma Financial Information.

Alltrista Corporation
Notes to Unaudited Pro Forma Financial Information

Following is a description of pro forma adjustments reflected in the Unaudited Pro Forma Statements of Income and Balance Sheet:

     (1) Adjustment to reflect the elimination of the operating results of the Triangle, TriEnda and Synergy World thermoforming operations.

     (2) Adjustment to reflect the elimination of the operating results of Microlin, LLC.

     (3) Adjustment to reflect the elimination of the loss on the net assets held for sale.

     (4) Adjustment to reflect the effective tax rate of 35.0% applied to the pro forma adjustments.

     (5) Adjustment to reflect the elimination of the minority interest's share in the loss of Microlin, LLC.

     (6) Adjustment to reflect the decrease in interest expense related to the use of the proceeds from the sale of the Thermoformed Assets and the recovery of income taxes to pay down the Company's term debt. An average annual borrowing rate of 7.5% was assumed for each period presented based on the Company's effective borrowing rate during the periods presented.

     (7) Adjustment to reflect the elimination of assets and liabilities related to the sale of Microlin, LLC.

     (8)  Adjustment to reflect the elimination of the Thermoformed Assets.

     (9) Adjustment to reflect the receipt of proceeds from the sale of the Thermoformed Assets, the related recovery of $15 million of income taxes, and the application of those proceeds to pay down the Company's credit facility. The proceeds from the sale of the Thermoformed Assets include a $1.85 million non-interest bearing note receivable from Wilbert and $21 million in cash. In addition, $1 million of certain accrued costs associated with the sale were reclassified.

     (10) Adjustment to reflect the actual after-tax loss on the sale of the Thermoformed Assets, the after-tax loss on the sale of Microlin, LLC, and the associated impact on income taxes payable.